Amendment No. 5

to the Distribution Agreement

This Amendment No. 5 dated September 25, 2020 (the “Effective Date”) to the Distribution Agreement (this “Amendment”), by and between Segall Bryant & Hamill Trust, a Massachusetts business trust (the “Trust”) and Ultimus Fund Distributors, LLC, an Ohio limited liability company (the “Distributor“).

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated May 3, 2019, as amended (the “Agreement”); and

WHEREAS, on September 17, 2020, the Trust liquidated the Segall Bryant & Hamill Mid Cap Value Dividend Fund;

WHEREAS, on September 22, 2020, the Trust changed the name of the Segall Bryant & Hamill Global Large Cap Fund to the Segall Bryant & Hamill Global All Cap Fund;

WHEREAS, on September 25, 2020, the Trust merged the Segall Bryant & Hamill Small Cap Value Dividend Fund into the Segall Bryant & Hamill Small Cap Value Fund;

NOW THEREFORE,

1.	The Parties agree to delete Schedule A in its entirety and replace it with a new Schedule A attached hereto.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 as of the Effective Date.

Segall Bryant and Hamill Trust	Ultimus Fund Distributors, LLC
On behalf of all Funds listed on
Schedule A to the Distribution Agreement
By: ___________________________	By: ___________________________

Name: ________________________	Name: _________________________

Date: _________________________	Date: __________________________

Schedule A

Fund Portfolio(s)

Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Fundamental International Small Cap Fund

Segall Bryant & Hamill Global All Cap Fund

Segall Bryant & Hamill Workplace Equality Fund

Segall Bryant & Hamill Short Term Plus Fund

Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund

Segall Bryant & Hamill Municipal Opportunities Fund

Segall Bryant & Hamill Colorado Tax Free Fund

Segall Bryant & Hamill All Cap Fund

Segall Bryant & Hamill Emerging Markets Fund

Segall Bryant & Hamill International Small Cap Fund

Segall Bryant & Hamill Small Cap Value Fund

Segall Bryant & Hamill Small Cap Core Fund